UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 20, 2014

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the “Company”) held its Annual Meeting of Shareholders on October 14, 2014. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Angela F. Braly	1,806,299,820	18,009,646	9,306,709	491,617,073
	Kenneth I. Chenault	1,764,971,091	59,526,483	9,118,601	491,617,073
	Scott D. Cook	1,776,407,621	47,592,386	9,616,168	491,617,073
	Susan Desmond-Hellmann	1,797,849,237	27,217,090	8,549,848	491,617,073
	A.G. Lafley	1,764,614,461	54,637,528	14,364,186	491,617,073
	Terry J. Lundgren	1,769,287,356	53,720,751	10,608,068	491,617,073
	W. James McNerney, Jr.	1,759,675,144	65,919,493	8,021,538	491,617,073
	Margaret C. Whitman	1,786,209,166	39,904,253	7,502,756	491,617,073
	Mary Agnes Wilderotter	1,755,285,299	69,584,654	8,746,222	491,617,073
	Patricia A. Woertz	1,767,877,924	57,229,917	8,508,334	491,617,073
	Ernesto Zedillo	1,771,678,194	50,912,064	11,025,917	491,617,073

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratify Appointment of Independent Registered Public Accounting Firm	2,298,888,393	18,982,827	7,362,028	0
3.	Adopt The Procter & Gamble 2014 Stock and Incentive Compensation Plan	1,615,450,362	205,338,079	12,827,734	491,617,073
4.	Provide an Advisory Vote on the Company's Executive Compensation (the "Say on Pay" Vote)	1,733,149,692	83,808,484	16,657,999	491,617,073

5.	Shareholder Proposal - Report on Unrecycled Packaging	425,359,598	1,284,471,413	123,785,164	491,617,073
6.	Shareholder Proposal - Report on Alignment Between Corporate Values and Political Contributions	112,505,791	1,621,658,454	99,451,930	491,617,073

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On October 14, 2014, the Board of Directors of The Procter & Gamble Company (the “Company”) approved and adopted an amendment to the Company’s Code of Regulations (the “Regulations”), effective immediately. The Board approved this amendment pursuant to authority granted by shareholders at the Annual Meeting of Shareholders held on October 13, 2009.

The Board amended Article V, Section 1, to clarify the provision regarding the indemnification of directors, officers and employees.

The foregoing description of the Regulations is qualified in its entirety by reference to the full text of the Code of Regulations of The Procter & Gamble Company, which is filed as Exhibit 3(ii) to this Form 8-K and is hereby incorporated by reference.

The Company is filing this 8-K pursuant to Item 5.07, "Submission of Matters to a Vote of Security Holders," and 5.03, "Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
By: /s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
October 20, 2014